UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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        Date of Report (Date of earliest event reported): April 26, 2005
                                                         (April 26, 2005)


                        Commission file number: 0-22773

                            NETSOL TECHNOLOGIES, INC.
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        (Exact name of small business issuer as specified in its charter)

              NEVADA                                        95-4627685
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(State or other Jurisdiction of                        (I.R.S. Employer NO.)
 Incorporation or Organization)


              23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
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               (Address of principal executive offices) (Zip Code)

                         (818) 222-9195 / (818) 222-9197
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           (Issuer's telephone/facsimile numbers, including area code)


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Item 5.02  Corporate Governance and Management.

Effective April 26, 2005, NetSol Technologies, Inc. announced the appointment of Derek Soper to its board of directors. Mr. Soper is Principal of the Alta Group, a global leasing industry consultancy headquartered in the United Kingdom. Mr. Soper will replace Mr. Irfan Mustafa on the board. Mr. Mustafa submitted his resignation to the Chairman of the board resigning from the board due to a personal conflict which prohibits him from fulfilling his duties as a board member. Mr. Mustafa's resignation from the board of directors is not as a result of any disagreement with NetSol relating to our operations, policies or practices and is purely a personal matter.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.


Date: April 27, 2005                    /s/ Naeem Ghauri
                                        -------------------------------------
                                        NAEEM GHAURI
                                        Chief Executive Officer

Date: April 27, 2005                    /s/  Najeeb Ghauri
                                        -------------------------------------
                                        NAJEEB GHAURI
                                        Chief Financial Officer and Chairman